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                                  Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

1. SpectraSite Communications, Inc. ("SCI"), a Delaware corporation and wholly owned subsidiary of the Registrant.

2. Tower Asset Sub, Inc., a Delaware corporation and wholly owned subsidiary of SCI.

3. Stainless, Inc., a Pennsylvania corporation and wholly owned subsidiary of SCI.

4. Doty-Moore Tower Services, Inc., a Texas corporation and wholly owned subsidiary of SCI.

5. Doty-Moore Equipment, Inc., a Texas corporation and wholly owned subsidiary of SCI.

6. Doty Moore RF Services, Inc., a Texas corporation and wholly owned subsidiary of SCI.

7. SpectraSite Broadcast Technical Services, Inc. ("SBTS"), a Delaware corporation and wholly owned subsidiary of SCI.

8. SpectraSite Broadcast Fabrication, Inc., a Delaware corporation and wholly owned subsidiary of SCI.

9. SpectraSite Broadcast Towers, Inc., a Delaware corporation and wholly owned subsidiary of SCI.

10. SpectraSite Communications Limited, an England and Wales corporation and wholly owned subsidiary of SCI.

11. California Tower, Inc., a Delaware corporation and wholly owned subsidiary of SCI.

12. SpectraSite Building Group, Inc. f/k/a Apex Site Management, Inc. ("Apex"), a Delaware corporation and wholly owned subsidiary of SCI..

13. Metrosite Management, LLC, an Arkansas limited liability company and wholly owned subsidiary of Apex.

14. Apex Site Management - Canada/ Inc., a Delaware corporation and wholly owned subsidiary of Apex.

15. SpectraSite Tower Leasing, Inc. f/k/a Westower Corporation ("Westower"), a Washington corporation and wholly owned subsidiary of SCI.

16. SpectraSite Tower Leasing South, Inc. f/k/a Westower Leasing, Inc., a Wyoming corporation and wholly owned subsidiary of Westower.

17. Westower Leasing Canada Inc., a Canadian Federal corporation and wholly owned subsidiary of Westower.

18. Westower Highlight de Brazil, a Brazil corporation and 60% owned by Westower.

19. LST Companies, Inc. ("LST"), a Delaware corporation and wholly owned subsidiary of SCI.


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20. L & T Communications, Inc. ("L&T"), a Missouri corporation and wholly owned subsidiary of LST.

21. Spurs of Missouri, Inc., a Missouri corporation and wholly owned subsidiary of L&T.

22. Lodestar Towers, Inc. ("Lodestar"), a Florida corporation and wholly owned subsidiary of LST.

23. Lodestar New Orleans, Inc., a Florida corporation and wholly owned subsidiary of Lodestar.

24. Lodestar Realty, Inc., a Delaware corporation and wholly owned subsidiary of Lodestar.

25. Lodestar Site Management, Inc., a Florida corporation and wholly owned subsidiary of Lodestar.

26. Lodestar Tower Charlotte, Inc., a Florida corporation and wholly owned subsidiary of Lodestar.

27. Lodestar Tower Jacksonville, Inc., a Florida corporation and wholly owned subsidiary of Lodestar.

28. Lodestar Tower North Palm Beach, Inc., a Florida corporation and wholly owned subsidiary of Lodestar.

29. Lodestar Tower Orlando, Inc., a Florida corporation and wholly owned subsidiary of Lodestar.

30. Lodestar Tower St. Louis, Inc., a Florida corporation and wholly owned subsidiary of Lodestar.

31. Lodestar Tower St. Petersburg, Inc., a Florida corporation and wholly owned subsidiary of Lodestar.

32. Lodestar Towers California, Inc., a Delaware corporation and wholly owned subsidiary of Lodestar.

33. Lodestar Towers Central, Inc., a Delaware corporation and wholly owned subsidiary of Lodestar.

34. Lodestar Towers Mid-Atlantic, Inc., a Delaware corporation and wholly owned subsidiary of Lodestar.

35. Lodestar Towers Mt. Harvard, Inc., a Delaware corporation and wholly owned subsidiary of Lodestar.

36. Lodestar Towers Northeast, Inc., a Delaware corporation and wholly owned subsidiary of Lodestar.

37. Lodestar Towers Southeast, Inc., a Delaware corporation and wholly owned subsidiary of Lodestar.

38. SNE, LLC, a Rhode Island limited liability company and wholly owned subsidiary of SCI.

39. Southern Towers, Inc., a Delaware corporation and wholly owned subsidiary of SCI.


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40. SpectraSite Mexico Holdings, Inc. ("Mexico Holdings"), a Delaware
    corporation and wholly owned subsidiary of SCI.

41. SpectraSite Wireless Towers, Inc., a Delaware corporation and wholly owned subsidiary of SCI.

42. Tower Asset Sub II, Inc., a Delaware corporation and wholly owned subsidiary of SCI.

43. SpectraSite International, Inc. ("International"), a Delaware corporation and wholly owned subsidiary of the Registrant.

44. SpectraSite Funding I, Inc., a Delaware corporation and wholly owned subsidiary of SCI.

45. SpectraSite Mexico, LLC, a Delaware limited liability company and wholly owned subsidiary of SCI.

46. SpectraSite Intermediate Holdings, LLC ("SIH"), a Delaware limited liability company and wholly owned subsidiary of the Registrant.

47. SCI Merger Vehicle, Inc., a Delaware corporation and wholly owned subsidiary of SIH.